1 Q2 2022 EARNINGS PRESENTATION AUGUST 9, 2022

2 Opening Remarks AGENDA Q2 2022 Results & Outlook Q&A

3 DI SCLAI MER This Presentation contains certain forward-looking statements. These statements may relate to, but are not limited to, expectations of future operating resul ts or financial performance of The Beauty Health Company (the "Company"), the calculation of certain key financial and operating metrics, capital expenditures, the introduction of new products, expansion into new markets and the ability to execute certain strategic initiatives. Some of the forward-looking statements can be identified by the use of forward-looking words such as “anticipate,” “expect,” “suggests,” “plan,” “believe,” “intend,” “estimates,” “targets,” “projects,” “should,” “could,” “would,” “may,” “will,” “forecast” and other similar expressions. These are intended to identify forward-looking statements. All forward-looking statements are based upon management estimates and forecasts and reflect the views, assumptions, expectations, and opinions of the Company as of the date of this Presentation, and may include, without limitation, changes in general economic conditions as a result of COVID-19, all of which are subject to change. Any such estimates, assumptions, expectations, forecasts, views or opinions set forth in this Presentation constitute the Company’s judgments and should be regarded as indicative, preliminary and for illustrative purposes only. The forward-looking statements and projections contained in this Presentation are subject to a number of factors, risks and uncertainties, some of which are not currently known to us, that may cause the Company’s actual results, performance or financial condition to be materially different from the expectations of future results, performance or financial condition. Although such forward-looking statements have been made in good faith and are based on assumptions we believe to be reasonable, there is no assurance that the expected results will be achieved. Many factors could adversely affect our business and financial performance. We discussed a number of material risks in our Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 1, 2022 and other filings with the Securities and Exchange Commission. Those risks continue to be relevant to our performance and financial condition. Moreover, we operate in a very competitive and rapidly changing environment. New risk factors emerge from time to time and it is not possible for management to predict all such risk factors, nor can it assess the impact of all such risk factors on the business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward- looking statements. We expressly disclaim any responsibility to update forward-looking statements, whether as a result of new information, future events or otherwise. Description of Non-GAAP Financial Measures In addition to results determined in accordance with accounting principles generally accepted in the United States of America (GAAP), managem ent utilizes certain non-GAAP financial measures such as adjusted gross margin, adjusted EBITDA, and adjusted EBITDA margin for purposes of evaluating ongoing operations and for internal planning and forecasting purposes. We believe these non-GAAP financial measures, when reviewed collectively with our GAAP financial information, provide useful supplemental information to investors in assessing our operating performance. These non-GAAP financial measures should not be considered as an alternative to GAAP financial information or as an indication of operating performance or any other measure of performance derived in accordance with GAAP, and may not provide information that is directly comparable to that provided by other companies in its industry, as these other companies may calculate non-GAAP financial measures differently, particularly related to non-recurring, unusual items. Management uses adjusted gross margin to measure profitability and the ability to scale and leverage the costs of Delivery Systems and Consumables. The continued growth of Delivery Systems is expected to improve adjusted gross margin, as additional Delivery Systems sold will increase our recurring Consumables net sales, which has higher margins. Management believes adjusted gross profit and adjusted gross margin are useful measures to the Company and its investors to assist in evaluating operating performance because they provide consistency and direct comparability with past financial performance and between fiscal periods, as the metrics eliminate the effects of amortization and depreciation, which are non-cash expenses that may fluctuate for reasons unrelated to overall continuing operating performance. Adjusted gross margin has been and will continue to be impacted by a variety of factors, including the product mix, geographic mix, direct vs. indirect mix, the average selling price on Delivery Systems, and new product launches. Management expects adjusted gross margin to fluctuate over time depending on the factors described above. Management uses adjusted EBITDA and adjusted EBITDA margin to facilitate internal comparisons of historical operating performance on a more consistent basis and uses these measures for business planning purposes. Management also believes this information will be useful for investors to facilitate comparisons of operating performance and better identify trends in the business. Management expects adjusted EBITDA margin to increase over the long-term, as the Company continues to scale and achieve greater operating leverage. The Company calculates adjusted EBITDA as net income (loss) adjusted to exclude: change in fair value of public and private placement warrants, change in fair value of earn-out shares liability, other expense, net; interest expense; income tax benefit (expense); depreciation and amortization expense; stock-based compensation expense; foreign currency (gain) loss; management fees incurred from historical private equity owners; one-time or non-recurring items such as transaction costs (including transactions costs with respect to the Business Combination); and restructuring costs (including those associated with COVID-19).

4 OPENI NG REMARKS Andrew Stanleick President & Chief Executive Officer

5 Q2 RESULTS EXCEEDED EXPECTATI ONS AND DEMONSTRATED ACCELERATI NG MOMENTUM +85.4% YoY increase in Delivery Systems net sales $103.5mm net sales +55.7% growth YoY $12.6mm adjusted EBITDA +10.9% growth YoY $340 – $350mm net sales $50mm adjusted EBITDA Adjusted EBITDA margin climbing to historical levels from 2023+ Achieved Record Quarterly Net Sales Accelerating Momentum with System Placements Raising 2022 Guidance

6 GLOBAL STRENGTH DROVE RECORD NET SALES Accelerating Syndeo rollout ▪ +76.6% YoY net sales growth ▪ Driven by strong demand for Syndeo A M E R IC A S Driving penetration in existing and new channels ▪ +56.0% YoY net sales growth ▪ Driven by high conversion in marketing activations across the region E M E A Strength in region outside of China ▪ (16.5%) YoY net sales decline ▪ Driven by COVID lockdowns in China, partly offset by strength in Australia A P A C

7 Place systems Invest in providers Drive brand awareness Build global infrastructure SI GNIFICANT PROGRESS ON OUR 5-POI NT MASTER PLAN M&A 21 43 5

8 2,265 Total Syndeo systems placed +108.3% sequential growth1 1 Q2 2022 Americas delivery systems sold vs Q1 2022 Americas delivery systems sold Love the app integration for consumers and how it tracks their treatments. —Provider, Colorado Springs, CO Easier to use with the no-touch system and provides more of a personal experience for our clients. —Provider, Fresno, CA It's sleek, it’s a sexy design. It's quiet, so it makes the treatment room that much more relaxing for your client while giving that clinical grade treatment. I highly recommend it. Don’t walk. Run. —Provider, Long Beach, CA ‘‘ ‘‘ ‘‘ 1 SUCCESSF ULLY EXECUTI NG OUR SYNDEO ROLLOUT ’ ’ ’ ’ ’ ’

9 1 ACCELERATI NG TOWARD PLANNED 2023 GLOBAL ROLL -OUT Q1 2022 Q2 2022 Q3 2022 Q4 2022 2023+ Phase I Targeted, promotion-led trade-up program to reward loyal provider base Phase II Focused effort to place new units and grow in sizable underpenetrated US market Phase III Continue expansion and launch internationally

10 2 UNI T I NG #GUNKI EJUNKI ES AT EST I PALOOZA

11 I NV ESTI NG I N OUR PROV I DERS V I A ACTI V ATI ONS AND TRADE SHOWS2

12 Jan-19 Jul-19 Jan-20 Jul-20 Dec-20 Jun-21 Dec-21 Jun-22 Interest over time 2Q22 average Record Google Search activity 2Q22 average +30% vs 2Q21 Highest-ever quarterly earned media value ($mm) $1.4 $2.0 $1.9 $1.3 $1.8 $1.2 $1.3 $1.9 $2.3 $1.9 $2.0 $1.5 $2.5 $2.8 2Q22 +52% vs 2Q21 Source: Google, Tribe Dynamics GENERATI NG RECORD CONSUMER I NTEREST WI TH F OCUS ON SUPER CONSUMERS3

13 ✓ Full implementation and integration of international ERP by the end of 2022 ✓ Global network optimization underway ✓ Key hires; experience center and global presence optimization in process I NV ESTI NG I N GLOBAL I NF RASTRUCTURE4

14 Differentiated product or service / high Net Promoter Score Complementary to our existing platform and community, leveraging the trusted aesthetician Financially attractive profile via compelling revenue growth, recurring revenue characteristics, and / or profitability Acquisition criteria Playbook ACCELERATI NG THE BEAUTYHEALTH PLATF ORM THROUGH M&A5 Identify gaps in bundle Acquire digestible asset Integrate and realize synergies Wellness Beauty Medical Aesthetics

15 SECOND QUARTER RESULTS & 2022 OUTLOOK Liyuan Woo Chief Financial Officer

16 Q2 2022 FI NANCI AL HI GHLI GHTS Net sales by region ($mm)Net sales by segment ($mm) 34.9 41.5 23.3 31.6 38.8 $66.5 $103.5 2Q21 2Q22 Delivery Systems Consumables +85.4% (incl. trade- ups) +22.8% +55.7% 42.7 75.4 12.4 10.4 11.4 17.8 $66.5 $103.5 2Q21 2Q22 Americas APAC EMEA +76.6% (16.5%) +55.7% Trade- ups $23,543 Delivery System ASP 22,929 2Q22 Install Base 2,738 Delivery Systems Sold 1,535 excl. trade-ups +56.0% +21.5% (excl. trade- ups) Note: Totals and percentages may not recalculate due to rounding

17 71.0% 69.2% 74.9% 72.3% 2Q21 2Q22 2Q21 2Q22 Q2 2022 FI NANCI AL HI GHLI GHTS (CONT’D) Gross margin and adjusted gross margin1 Net income (loss) and adjusted net income (loss) ($mm)1 Adjusted EBITDA ($mm)1 1 Non-GAAP measure; please refer to the appendix for a reconciliation to the appropriate GAAP measure GAAP gross margin Adjusted gross margin1 $11.4 $12.6 17.1% 12.2% 2Q21 2Q22 % margin ($139.4) $7.9 $7.8 $2.2 2Q21 2Q22 2Q21 2Q22 Net income (loss) Adjusted net income (loss)1

18 2Q22 COST DETAI L % Net Sales ($mm) 2Q22 1Q22 2Q21 ∆ 1Q22 / ∆ 2Q21 2Q22 1Q22 2Q21 ∆ 1Q22 / ∆ 2Q21 Commentary Gross Profit $71.7 $51.9 $47.3 $19.7 / $24.4 69.2% 68.9% 71.0% 0.3% / (1.8%) Higher supply chain and logist ics costs and t rade-up impact from Syndeo, part ly offset by margin accret ion from distributor acquisit ions and fixed cost leverage Selling & Marketing 44.9 36.4 26.2 8.5 / 18.7 43.3% 48.3% 39.4% (5.0%) / 3.9% Higher sales commissions, global marketing activations and personnel-related expenses (2Q21); Syndeo launch costs incurred in 1Q22 G&A 27.6 26.3 44.4 1.3 / (16.8) 26.6% 34.8% 66.8% (8.2%) / (40.1%) Decrease in transaction costs (business combination occurred 2Q21), part ly offset by stock-based compensation, personnel-related expenses, recruit ing & professional fees, and legal fees R&D 2.6 2.2 3.0 0.4 / (0.4) 2.5% 3.0% 4.5% (0.5%) / (2.0%) Wind-down of Syndeo- related R&D; part ly offset by consult ing costs with data and software hires

19 2Q22 BALANCE SHEET HI GHLI GHTS Cash and Cash Equivalents ▪ Approximately $821.0 million cash and cash equivalents on balance sheet1 Warrants ▪ Approximately 7.0 million Private Warrants outstanding Convertible Debt ▪ $750.0 million 1.25% convertible notes due 2026 ▪ Use of proceeds: capped call transaction, potential future acquisitions, working capital expenditures, and general corporate purposes ▪ Conversion price of $31.76; capped call agreement provides dilution protection up to $47.94 Revolving Credit Facility ▪ $50.0 million Senior Secured Credit Facility remains undrawn; current undrawn commitment fee of 25 bps ▪ Allows flexibility for future M&A; ex-US operations unencumbered; convertible debt excluded from covenants Shares Outstanding ▪ Approximately 150.9 million current shares outstanding2 1 Includes net proceeds of approximately $638.7 million convertible debt issued in September 2021, which have been and / or wil l be used to fund potential future acquisitions, working capital expenditures, a capped call purchase agreement, and general corporate purposes 2 As of 08/05/22

20 2022 OUTLOOK: CONFI DENCE I N OUR ABI LI TY TO EXECUTE Strong track record of net sales outperformance ($mm) $44.1 $49.2 $58.0 $71.1 $68.1 $83.9 $47.5 $66.5 $68.1 $77.9 $75.4 $103.5 1Q21 2Q21 3Q21 4Q21 1Q22 2Q22 Consensus Estimate Actual Adjusted EBITDA outlook ($mm)1 Source: FactSet complied consensus Note: Percentages may not recalculate due to rounding 1 Non-GAAP measure; please refer to the appendix for a reconciliation to the appropriate GAAP measure +7.8% +35.2% +17.5% +9.5% +10.7% +23.4% $32.7 $50.0 2021 Actual 2022 Outlook Net sales outlook ($mm) $166.6 $119.1 $260.1 $320 – $330 $330 – $340 $340 – $350 2019 Actual 2020 Actual 2021 Actual 2022 Outlook (Feb) 2022 Outlook (May) 2022 Outlook (Aug)

21 Andrew Stanleick President and Chief Executive Officer Liyuan Woo Chief Financial Officer Q&A

22 APPENDI X

RECONCILIATION OF NON-GAAP FINANCIAL MEASURES

Reconciliation of gross margin to adjusted gross margin

	Three months ended June 30,	
Unaudited ($mm)	2022	2021
Net sales	$103.5	$66.5
Cost of sales	31.9	19.3
Gross profit (GAAP)	$71.7	$47.3
Gross margin (GAAP)	69.2%	71.0%
Adjusted to exclude the following:		
Stock-based compensation expense included in cost of sales	0.2	–
Depreciation and amortization expense included in cost of sales	3.0	2.6
Adjusted gross profit	$74.8	$49.8
Adjusted gross margin	72.3%	74.9%

Reconciliation of net income (loss) to adjusted net income (loss) and adjusted EBITDA

	Three months ended June 30,		Year ended
Unaudited ($mm)	2022	2021	Dec-21
Net sales	$103.5	$66.5	$260.1
Net income (loss)	$7.9	($139.4)	($375.1)
Adjusted to exclude the following:			
Change in FV of warrant liability	(15.2)	72.0	277.3
Change in FV of earn-out shares liability	–	36.5	47.1
Amortization expense	3.9	3.0	13.3
Stock-based compensation expense	6.4	3.5	12.4
Other expense	(1.7)	4.3	4.5
Management fees[1]	–	0.1	0.2
Transaction related costs[2]	2.0	30.4	34.9
Other non-recurring and one-time fees[3]	1.9	0.1	4.0
Aggregate adjustment for income taxes	(3.1)	(2.7)	(14.1)
Adjusted net income (loss)	$2.2	$7.8	$4.5
Depreciation expense	1.9	0.7	4.5
Interest expense	3.2	2.1	11.8
Foreign currency (gain) loss, net	2.2	(0.0)	0.1
Remaining benefit for income taxes	3.2	0.8	11.8
Adjusted EBITDA	$12.6	$11.4	$32.7
Adjusted EBITDA margin	12.2%	17.1%	12.6%

[1] Represents quarterly management fees paid to the majority shareholder of HydraFacial based on a pre-determined formula. Following the Business Combination, these fees are no longer paid

[2] For the three months ended June 30, 2022, such amounts primarily represent direct costs incurred in relation to potential acquisitions. For the three months ended June 30, 2021 and year ended December 31, 2021, such amounts primarily represent direct costs incurred with the Business Combination, including $21.0 million paid to the former owner of HydraFacial, and to prepare HydraFacial to be marketed for sale by HydraFacial's shareholders in previous periods

[3] For the three months ended June 30, 2022, such costs primarily represent one-time sev erance costs due to a Company re-organization; For the year ended December 31, 2021, such costs primarily represent one-time retention awards related to the distributor acquisitions and executive recruiting and severance fees

BEAUTYHEALTH™

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24 WE ARE A DISRUPTOR… DEMONSTRATING EXCITING GROWTH... USING A PROFITABLE & SCALABLE BUSINESS MODEL... IN A MARKET WITH HUGE GLOBAL OPPORTUNITY.